UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 20, 2024

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2024, Su Chen “Chanell” Chuah informed Treasure Global Inc (the “Company”) of her resignation as Chief Operating Officer, effective as of July 21, 2024.

On June 21, 2024, the Board of Directors of the Company appointed Chai Ching “Henry” Loong as Chief Operating Officer of the Company effective as of June 21, 2024.

Mr. Chai, age 36, has experience developing software applications and managing operations of banking and technology companies. Prior to joining the Company, Mr. Chai served as Chief Technology Officer of V Capital Group from January 2022 until June 2024. In July 2019, he founded Taylorbyte Solutions, a company that provides custom made solutions with regard to digitalization, where he was the Founder until December 2021. From November 2018 until June 2019, Mr. Chai served as Head of Information Technology of FINX Capital Banking Sdn Bhd, where he oversaw all technology operations, including coordinating project timelines for FINX blockhain. In 2010, Mr. Chai graduated from Tunku Abdul Rahman University College with a Diploma in Science in Information Systems Engineering and obtained his Bachelor of Information System Engineering from the University Tunku Abdul Rahman in 2013.

Chai Ching “Henry” Loong and the Company entered into the Executive Employment Agreement dated as of June 20, 2024 (the “Employment Agreement”), pursuant to which Mr. Chai was appointed as the Chief Operating Officer of the Company effective as of June 21, 2024. The term of the Employment Agreement is for one year of which term is renewable on a yearly basis. Mr. Chai is entitled to receive a basic monthly salary of RM 10,000. In addition, Mr. Chai will be entitled to a total of $80,000 worth of shares of common stock of the Company on an annual basis for the first year, of which $6,666.67 worth of shares of common stock of the Company shall be issued to Mr. Chai at the end of each month during his first year of employment, and the share compensation for the subsequent year(s) will be based on the year’s performance. During the term of the Employment Agreement, either party may terminate the Employment Agreement by providing two (2) months’ written notice or salary in lieu of such notice to the other party. Upon termination of employment, Mr. Chai will be subject to a one year non-solicitation period with regard to the hiring of employees of the Company and soliciting clients of the Company, among other things.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Executive Employment Agreement dated as of June 20, 2024, by and between Treasure Global Inc and Chai Ching Loong
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024	TREASURE GLOBAL INC

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

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